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                                                                EXHIBIT (99) (b)
















                               THE DELPHI PERSONAL

                          SAVINGS PLAN FOR HOURLY-RATE

                         EMPLOYEES IN THE UNITED STATES




















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               THE DELPHI AUTOMOTIVE SYSTEMS PERSONAL SAVINGS PLAN
                 FOR HOURLY-RATE EMPLOYEES IN THE UNITED STATES


                                    ARTICLE I

                     ESTABLISHMENT OF PERSONAL SAVINGS PLAN



1.01     Establishment of Plan

         Delphi Automotive Systems Corporation hereby establishes The Delphi Personal Savings Plan for Hourly-Rate Employees in the United States (hereinafter referred to as the Plan), as set forth herein.

1.02     Effective Date of Amended Plan

         The amended Plan shall become effective January 1, 2000, except as otherwise may be provided herein.

1.03     Governmental Rulings

         This Plan is conditioned upon approval by the Internal Revenue Service in accordance with Sections 401 and 501(a) of the Code, or any section of the Code which amends, supersedes, or supplements said sections. The following definitions will apply to all words and phrases capitalized in the text which follows.

2.01     "Account"

         Account means the assets credited to a Participant in the trust fund established under the Plan.




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                              PERSONAL SAVINGS PLAN


                                   ARTICLE II

                               DEFINITION OF TERMS



2.02     "Administrator"

         Administrator means Delphi Automotive Systems Corporation.

2.03     "After-Tax Assets"

         After-Tax Assets means the units of the GM Common Stock Fund, EDS Common Stock Fund, GM Class H Common Stock Fund, Income Fund, Equity Index Fund, Balanced Fund, Delphi Common Stock Fund, Raytheon Company Class A Common Stock Fund, Promark Funds, Socially Oriented Funds, and shares of the Mutual Funds purchased with After-Tax Savings and dividends and earnings thereon.

2.04     "After-Tax Savings"

         After-Tax Savings means amounts contributed to the trust fund by the Corporation as elected by a Participant in accordance with Section 5.01.

2.05     "Business Day"

         Business Day means a day the New York Stock Exchange is open for business. If the New York Stock Exchange is closed as a result of a holiday, weekend, or at the end of a Business Day, normally 4:00 p.m. Eastern Time, then the Effective Date will be the next following Business Day.


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                              PERSONAL SAVINGS PLAN

2.06     "Code"

         The term "Code" means the Internal Revenue Code of 1986, as amended.

2.07     "Compensation"

         Compensation means the total amount paid by the Corporation to the Employee with respect to hourly-rate employment during any Plan Year as evidenced by Internal Revenue Service Form W-2 or its equivalent, plus amounts not currently includable in income by reason of Sections 125 and/or 402(e)(3) of the Code.

2.08     "Corporation"

         Corporation means Delphi Automotive Systems Corporation.

2.09     "Corporation Stock"

         Corporation Stock means Delphi Common Stock, issued by Delphi Automotive Systems Corporation with voting power and dividend rights no less favorable than the voting power and dividend rights of other common stock issued by the Corporation.

2.10     "GM Common Stock Funds"

         - GM COMMON STOCK FUND - The term "GM Common Stock Fund" shall mean the investment option consisting principally of common stock, $1-2/3 par value, issued by General Motors Corporation. A portion of the GM Common Stock Fund may be invested in short-term fixed income investments and money market instruments.




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                              PERSONAL SAVINGS PLAN

         - GM CLASS H COMMON STOCK FUND - The term "GM Class H Common Stock Fund" shall mean the investment option consisting principally of General Motors Class H common stock, $0.10 par value, issued by General Motors Corporation. A portion of the GM Class H Common Stock Fund may be invested in short-term fixed income investments and money market instruments.

2.11     "Current Market Value"

         Current Market Value means

         (a) for GM Common Stock Fund, EDS Common Stock Fund, GM Class H Common Stock Fund, Income Fund, Equity Index Fund, Balanced Fund, Delphi Common Stock Fund, Raytheon Company Class A Common Stock Fund, and the Promark Funds, the fair market value of the units reported by the Trustee,

         (b) for assets attributable to the Mutual Funds, the fair market value of the units reported by the Mutual Fund company, and

         (c) for assets attributable to the Socially Oriented Funds, the fair market value of the units reported by the companies representing such Funds.

2.12     "Date of Valuation"

          Date of Valuation means the end of a Business Day, normally 4:00 p.m. Eastern Time, that a Participant initiates an investment option election, withdrawal, transfer of assets, settlement upon termination of employment, or loan, and such


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                              PERSONAL SAVINGS PLAN

         date shall be the Effective Date of Investment Option Election, Effective Date of Withdrawal, Effective Date of Transfer of Assets, Effective Date of Termination, or Effective Date of Loan, whichever applies.

2.13     "Deferred Assets"

         Deferred Assets means the units of the GM Common Stock Fund, EDS Common Stock Fund, GM Class H Common Stock Fund, Income Fund, Equity Index Fund, Balanced Fund, Delphi Common Stock Fund, Raytheon Company Class A Common Stock Fund, Promark Funds, Socially Oriented Funds(s), and shares of the Mutual Funds purchased with Deferred Savings and dividends and earnings thereon.

2.14     "Deferred Savings"

         Deferred Savings means amounts contributed to the trust fund by the Corporation as elected by a Participant in accordance with Sections
         4.01 and 4.02.

2.15     "Delphi Common Stock Fund"

         "Delphi Common Stock Fund" means the investment consists principally of Delphi Automotive Systems Corporation (Delphi) Common Stock. A portion of the Delphi Common Stock Fund may be invested in short-term fixed income investments and money market instruments.


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                              PERSONAL SAVINGS PLAN

2.16     "Distributee"

         Distributee means an Employee or former Employee of the Corporation to whom assets are to be distributed. Additionally, the surviving spouse of the Employee or former Employee or alternate payee to whom assets are to be distributed under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to their interest.

2.17     "EDS Common Stock Fund"

         EDS Common Stock Fund means the investment which consists principally of Electronic Data Systems Corporation (EDS) common stock, $0.10 par value. A portion of the EDS Common Stock Fund may be invested in short-term fixed income investments and money market instruments.

2.18     "Effective Date of Investment Option Election"

         Effective Date of Investment Option Election means the Business Day on which appropriate direction to the Trustee is received by the party designated by the Administrator for an investment option change.

2.19     "Effective Date of Loan"

         Effective Date of Loan means the Business Day on which appropriate direction to the Trustee is received by the party designated by the Administrator for a loan.




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                              PERSONAL SAVINGS PLAN

2.20     "Effective Date of Termination"

         Effective Date of Termination means the Business Day on which termination of employment with the Corporation occurs.

2.21     "Effective Date of Transfer of Assets"

         Effective Date of Transfer of Assets means the Business Day on which appropriate direction to the Trustee is received by the party designated by the Administrator for a transfer of assets.

2.22     "Effective Date of Withdrawal"

         Effective Date of Withdrawal means the Business Day on which appropriate direction to the Trustee is received by the party designated by the Administrator for a withdrawal.

2.23     "Eligible Rollover Distribution"

         Eligible Rollover Distribution means any distribution consisting of all or any portion of the Account of the Distributee, except that an Eligible Rollover Distribution does not include:

         (i) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

         (ii) the portion of any distribution that is not includable in gross income;




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                              PERSONAL SAVINGS PLAN



         (iii) substantially equal installment payments that are payable for ten or more years; and

         (iv)     any distribution due to Financial Hardship as defined under
                  Article II, Section 2.26.

2.24     "Eligible Weekly Earnings"

         Eligible Weekly Earnings means base pay plus any Cost-of-Living Allowance received by a Participant from the Corporation with respect to hourly-rate employment during a calendar week and any Performance Bonus Payment (as defined in the Collective Bargaining Agreement) made to a Participant during the Plan Year. The term Eligible Weekly Earnings shall include any pay received for overtime hours, night shift, seven-day premiums, and suggestion awards. Eligible Weekly Earnings shall not include any other special payments, fees, or allowances, and in no event may exceed $150,000 per year (or as may be adjusted by the Secretary of the Treasury of the United States).

2.25     "Employee"

         Employee means

         (a) any person regularly employed in the United States by the Corporation on an hourly-rate basis, including:




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                              PERSONAL SAVINGS PLAN

Art. II, 2.25(a)(1)

                  (1)      hourly-rate persons employed on a full-time basis;
                           and

                  (2)      part-time hourly-rate employees.

         (b) the term Employee shall not include employees of any directly or indirectly wholly-owned or substantially wholly-owned subsidiary of the Corporation acquired or formed by the Corporation on or after January 1, 1984, except as approved for employees of Delco Electronics Corporation, or as otherwise approved by the Delphi Board of Directors.

         (c) the term "Employee" shall not include employees represented by a labor organization which has not signed an agreement making the Plan applicable to such employees.

         (d) the term "Employee" shall not include Leased Employees as defined under Article II, Section 2.28.






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                              PERSONAL SAVINGS PLAN


2.26     "Financial Hardship"

         Financial Hardship means a reason given by a Participant when applying for a withdrawal before age 59-1/2 which indicates the withdrawal is
         (1) necessary to meet immediate and heavy financial needs of the Participant, (2) for an amount required to meet the immediate financial need created by the hardship, and (3) for an amount that is not reasonably available from other resources of the Participant. The amount of such withdrawal may be increased to include any amounts necessary to pay reasonably anticipated income taxes and penalties resulting from the early withdrawal. The reason must be permitted under existing Internal Revenue Service regulations and rulings and must be acceptable to the Named Fiduciary or its delegate for one of the following reasons:

         (a) purchase or construction of the Participant's principal residence;

         (b) payment of expenses to prevent foreclosure on the Participant's principal residence or to prevent eviction from the Participant's principal residence;

         (c) payment of tuition for the next 12 months of post-secondary education for a Participant, a Participant's spouse, or a Participant's dependent;



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                              PERSONAL SAVINGS PLAN


         (d) payment of medical expenses previously incurred or necessary to obtain medical care for a Participant, a Participant's spouse, or a Participant's dependent; or

         (e) any other reason acceptable under published Internal Revenue Service regulations and rulings.

2.27     "Highly Compensated Employees"

         For purposes of this Plan, the term Highly Compensated Employees means Highly Compensated active Employees and Highly Compensated former Employees. For purposes of this Section, the determination year shall be the calendar year, and the look-back year shall be the 12-month period immediately preceding the determination year. A Highly Compensated active Employee includes any Employee who performs service for the Corporation during the determination year and who, during the look-back year:

         (a)(1) received compensation from the Corporation in excess of $80,000.00 (as adjusted under the Code) and, if the Corporation elects, was a member of the top-paid group (top 20% ranked on the basis of compensation) for such year, or

            (2) was a 5% owner of the Corporation at any time during the year or the preceding year.



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                              PERSONAL SAVINGS PLAN

         (b) A Highly Compensated former Employee includes any Employee who separated from service prior to the determination year, performs no service for the Corporation during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         (c) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, will be made in accordance with Section 414(q) of the Code and regulations thereunder.

2.28     "Leased Employees"

         Leased Employee means any person who, pursuant to an agreement between the Corporation and any leasing organization, has performed services for the Corporation on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Corporation. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Corporation shall be treated as provided by the Corporation. A Leased Employee shall not be considered an employee of the Corporation if such employee is covered by the safe harbor requirements of Section 414(n)(5) of the Code.





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                              PERSONAL SAVINGS PLAN

2.29     "Named Fiduciary"

         Named Fiduciary means the Executive Committee of the Board of Directors of Delphi Automotive Systems Corporation except as set forth in Sections 8.07 and 10.01.

2.30     "Normal Retirement Age"

         Normal Retirement Age means the attainment of age 65 by the Participant.

2.31     "Participant"

         Participant means an Employee, or former Employee, who has an Account under this Plan.

2.32     "Plan"

         Plan means The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States.

2.33     "Plan Year"

         Plan Year means the 12-month period beginning on January 1 and ending on December 31.

2.34     "Prime Rate"

         Prime Rate means the interest rate reported as the "Prime Rate" in the Eastern Edition of the Wall Street Journal in its general guide to money rates.



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2.35     "Raytheon Company Class A Common Stock Fund"

         Raytheon Company Class A Common Stock Fund means the investment which consists principally of Raytheon Company common stock. A portion of the Raytheon Company Class A Common Stock Fund may be invested in short-term fixed income investments and money market instruments.

2.36     "Seniority"

         Seniority as used in the Plan means the Employee must complete 90 days of employment with the Corporation.

2.37     "Total and Permanent Disability"

         Total and Permanent Disability means the Employee is currently eligible for a benefit under The General Motors Hourly-Rate Employees Pension Plan because of total and permanent disability or would be eligible for such a benefit except the Employee does not have ten years of credited service.

2.38     "Trustee"

         Trustee means the outside organization or organizations appointed by the Named Fiduciary, or its delegate, to hold, invest, and distribute the assets of the Plan.




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                              PERSONAL SAVINGS PLAN

                                   ARTICLE III

                                   ELIGIBILITY



3.01     Eligibility

         An Employee is eligible to participate and accumulate savings under the Plan on the first day of the first pay period next following the attainment of Seniority. A previously eligible Employee who resumes active employment following a termination of employment will be eligible to participate immediately.

                                   ARTICLE IV

                          CASH OR DEFERRED ARRANGEMENT


4.01     Cash or Deferred Arrangement

         (a) In lieu of receipt of Eligible Weekly Earnings to which an Employee is entitled, such Employee may elect, by providing appropriate direction to the party designated by the Administrator, to have the Corporation contribute to the Plan, on a weekly basis, an equivalent amount in accordance with this qualified cash or deferred arrangement as provided for under Section 401(k) of the Code. Such contributions must be whole percentages of the Employee's Eligible Weekly Earnings and may not be at a rate of less than 1% nor more than 25% of the Employee's Eligible Weekly Earnings. Such contributions shall be allocated to the Employee's Account and shall be vested immediately. The Employee's Compensation




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                              PERSONAL SAVINGS PLAN

                  shall be reduced by the full amount of any such Corporation contribution.

                  The Employee may elect, by providing appropriate direction to the party designated by the Administrator, to change the amount of such Corporation contributions or to have such contributions suspended at any time.

          (b) Any change in the rate of payroll deduction authorized by an Employee in accordance with subsection (a) of this Section
                  4.01 will become effective not later than the first day of the second pay period next following the date on which such authorization is received by the party designated by the Administrator.

         (c)      In addition to the contributions as provided for in subsection
                  (a) of this Section 4.01, an Employee eligible to receive a payment from The Delphi Profit Sharing Plan for Hourly-Rate Employees in the United States may elect to have the Corporation contribute to the Employee's Account as Deferred Savings an amount up to 100%, in multiples of 1%, of the amount of such payment, provided such Employee has not terminated employment prior to such contribution. Such election shall be made at such time and in such manner as the Administrator shall determine and will remain continuously in effect until changed by the Employee. If appropriate direction is not received by the party designated by the



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                              PERSONAL SAVINGS PLAN

                  Administrator from an Employee on or before the date established by the Administrator for submission of such election with respect to a payment, such amount shall be paid to the Employee.

         (d) The Corporation may limit the amount of contributions to the trust pursuant to subsections (a) and (c) of this Section 4.01 if necessary to comply with Sections 4.04, 8.04, and 8.05 of the Plan.

4.02     Transfer of Assets to or Receipt of Assets from Other Qualified Plans

         The Administrator may direct the Trustee to accept all of an Employee's funds transferred from a similar qualified plan, and may direct the Trustee to transfer all of a Participant's funds to a similar qualified plan, provided such other qualified plan (1) is maintained by an employer which is a member of a controlled group of corporations of which the Employee's current employer is a member, and (2) permits such transfers or (3) is a plan maintained by General Motors Corporation as part of an applicable GM collective bargaining agreement. Any funds so transferred shall be accompanied by instructions from the Trustee setting forth the Employee for whose benefit such assets are being transferred, and identifying the source of such accumulated funds. Funds transferred from other plans which otherwise would be subject to federal income taxation will be designated as Deferred Savings.



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                              PERSONAL SAVINGS PLAN


         Notwithstanding the foregoing, the Plan may not receive a transfer from another qualified plan if such other plan provides, or at any time had provided, benefits through alternative forms of distribution, including annuities, which are not available under this Plan.

4.03     Rollovers

         (a) An Employee may make a rollover contribution, as permitted under Section 402(c) of the Code, into an option or options selected by such Employee in an amount not exceeding the total amount of taxable proceeds distributed by a similar qualified plan maintained by a former employer. The rollover contribution must be made by the Employee (a) within 60 days following the receipt of such distribution from the former employer's plan, or (b) as a direct trustee-to-trustee transfer from the former employer's plan as permitted under
                  Section 401(a)(31) of the Code.

                  Notwithstanding the foregoing, the Plan may not receive a transfer from another qualified plan if such other plan provides, or at any time had provided, benefits through alternative forms of distribution, including annuities, which are not available under this Plan.

         (b) An Employee who receives an Eligible Rollover Distribution may elect to have the Trustee transfer directly to an IRA of the Employee, or to another employer's plan in which the Employee is a participant, all or part of the assets







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                              PERSONAL SAVINGS PLAN

         included in the distribution, including Company stock. The Employee shall designate the IRA or other employer's plan to which assets are to be transferred, and the transfer shall be made subject to acceptance by the transferee plan or IRA. Any such direct transfer shall be subject to Section 401 (a)(31) of the Code.

4.04     Cash or Deferred Arrangement Limitation

         (a) The Deferred Savings percentage by the eligible Highly Compensated Employees under the Plan for a Plan Year must meet one of the following tests using the current year testing method:

                  (i) The actual Deferred Savings percentage of the eligible Highly Compensated Employees is not more than 1.25 times the actual Deferred Savings percentage of all other eligible Employees; or

                  (ii) The actual Deferred Savings percentage of the eligible Highly Compensated Employees is not more than two percentage points more than the actual Deferred Savings percentage for all other eligible Employees and is not more than 2.0 times (or, such lesser amount as the Secretary of the Treasury shall prescribe) the actual Deferred Savings percentage of all other eligible Employees.

         (b) The actual Deferred Savings percentage for the eligible Highly Compensated Employees and all other eligible Employees




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                              PERSONAL SAVINGS PLAN


                  for a Plan Year is the average of the ratios (calculated separately for each eligible Employee) of the:

                  (i) Amount of Deferred Savings actually paid over to the Plan trust not later than two and one-half months after the Plan Year on behalf of such eligible Employee for the Plan Year to:

                  (ii)     The eligible Employee's Compensation for such Plan
                           Year.

         (c) The amount of Deferred Savings for a Highly Compensated Employee that exceeds the percentage limitations of subsection
                  (a) of this Section 4.04 shall be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution shall be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include any earnings attributable to the excess Deferred Savings.

         (d)      Special Rules

                  (i) in the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if


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                              PERSONAL SAVINGS PLAN


                           one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.04 shall be applied by determining the actual Deferred Savings percentage of eligible Employees as if all such plans were a single plan.

                  (ii) The actual Deferred Savings percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more arrangements described in Section 401(k) of the Code that are maintained by the Corporation, shall be determined by treating all such plans as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

                  (iii) In the event the limits of Section 4.04 are exceeded, then the actual Deferral Savings percentage of Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose contributions are the highest) until the limits are not exceeded. The amount by which each Highly Compensated Employee's



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                              PERSONAL SAVINGS PLAN


                           Deferred Savings is reduced shall be treated as an excess contribution. The actual Deferred Savings percentage of the Highly Compensated Employees is determined after any corrections are made. Excess contributions shall be treated as Annual Additions.

                                    ARTICLE V

                                AFTER-TAX SAVINGS



5.01     After-Tax Savings

         (a) In lieu of all or part of the contributions an Employee may authorize in accordance with Section 4.01, an Employee may elect to contribute an equivalent amount to the Plan on an after-tax basis. Such contributions shall be allocated to the Employee's Account and shall be vested immediately.

                  The Employee may elect, by providing appropriate direction to the party designated by the Administrator, to change the amount of such contributions or to have such contributions suspended at any time.

         (b) Any change in the rate of payroll deduction authorized by an Employee in accordance with subsection (a) of this Section
                  5.01 will become effective not later than the first day of the second pay period next following the date on which such authorization is received by the party designated by the Administrator.


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                              PERSONAL SAVINGS PLAN

         (c) The Corporation may limit the amount of contributions to the trust pursuant to subsection (a) of this Section 5.01 if necessary to comply with Sections 5.03, 5.05, and 8.04 of the Plan.

5.02     Transfer of Assets to or Receipt of Assets from Other Qualified Plans

         The Administrator may direct the Trustee to accept all of an Employee's funds transferred from a similar qualified plan, and may direct the Trustee to transfer all of a Participant's funds to a similar qualified plan, provided such other qualified plan (1) is maintained by an employer which is a member of a controlled group of corporations of which the Employee's current employer is a member, and (2) permits such transfers, or (3) is a plan maintained by General Motors Corporation as part of an applicable GM collective bargaining agreement. Any funds so transferred shall be accompanied by instructions from the Trustee setting forth the Employee for whose benefit such assets are being transferred, and identifying the source of such accumulated funds. Funds transferred from other plans which otherwise would not be subject to federal income taxation will be designated as After-Tax Savings.

         Notwithstanding the foregoing, the Plan may not receive a transfer from another qualified plan if such other plan provides, or at any time had provided, benefits through alternative forms of distribution, including annuities, which are not available under this Plan.



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                              PERSONAL SAVINGS PLAN


5.03     After-Tax Contribution Limitation

         (a) The After-Tax Savings percentage by the eligible Highly Compensated Employees under the Plan for a Plan Year must meet one of the following tests using the current year testing method:

                  (i) The actual After-Tax Savings percentage of the eligible Highly Compensated Employees is not more than 1.25 times the actual After-Tax Savings percentage of all other eligible Employees; or

                  (ii) The actual After-Tax Savings percentage of the eligible Highly Compensated Employees is not more than two percentage points more than the actual After-Tax Savings percentage for all other eligible Employees and is not more than 2.0 times (or, such lesser amount as the Secretary of the Treasury shall prescribe) the actual After-Tax Savings percentage of all other eligible Employees.

         (c) The actual After-Tax Savings percentage for the eligible Highly Compensated Employees and all other eligible Employees for a Plan Year is the average of the ratios (calculated separately for each eligible Employee) of the:




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                              PERSONAL SAVINGS PLAN


                  (i) Amount of After-Tax Savings actually paid over to the Plan trust on behalf of such eligible Employee for the Plan Year to:

                  (ii)     The eligible Employee's Compensation for such Plan
                           Year.

         (c) The amount of After-Tax Savings for a Highly Compensated Employee that exceeds the percentage limitations of subsection
                  (a) of this Section 5.03 shall be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution shall be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include any earnings attributable to the excess After-Tax Savings.

5.04     Special Rules

         (a) In the event that this after-tax portion of the Plan satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this after-tax portion of the Plan, then Section 5.02 shall be applied by determining the actual After-Tax Savings percentage of eligible Employees as if all such plans were a single plan.



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                              PERSONAL SAVINGS PLAN


         (b) The actual After-Tax Savings percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more arrangements described in Section 401(m) of the Code that are maintained by the Corporation, shall be determined by treating all such plans as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

         (c) In the event the limits of Section 5.03 are exceeded, then the actual After-Tax Savings percentage of Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose contributions are the highest) until the limits are not exceeded. The amount by which each Highly Compensated Employee's After-Tax Savings is reduced shall be treated as an excess aggregate contribution. The actual After-Tax Savings percentage of the Highly Compensated Employees is determined after any corrections are made. Excess aggregate contributions shall be treated as Annual Additions.

5.05     Limitation on Multiple Use

         The following provisions apply to prevent the multiple use of the limits set forth in subsections 4.04(a)(ii) and 5.03(a)(ii). To

                              PERSONAL SAVINGS PLAN


         determine if multiple use exists, the Administrator shall calculate the greater of:

         (a) 125% of the greater of the actual Deferred Savings percentage or the actual After-Tax Savings percentage for the non-Highly Compensated Employee (non-HCE) group; plus

         (b)      the lesser of:

                  (i) Two percentage points plus the lesser of the actual Deferred Savings percentage or the actual After-Tax Savings percentage of the non-HCE group; or

                  (ii) 200% of the lesser of the actual Deferred Savings percentage or the actual After-Tax Savings percentage of the non-HCE group.

                                       or


         (c) Subparagraphs (a) and (b) above where "lesser" is substituted for "greater" and "greater" is substituted for "lesser."

                  If this amount is less than the sum of the Actual Deferred Savings percentage plus the Actual After-Tax Savings percentage of the Highly Compensated Employee group, then

                              PERSONAL SAVINGS PLAN


                  multiple use exists. If multiple use exists, then the actual After-Tax Savings percentage will be reduced by refunding and then the actual Deferred Savings percentage will be reduced by refunding (each beginning with such Employees with the highest amount of contributions) so that multiple use does not exist.



                                   ARTICLE VI

                       INVESTMENT OF PARTICIPANT'S SAVINGS



6.01     Investment Options

         (a) Amounts contributed to the trust fund on behalf of Participants pursuant to subsections (a) and (c) of Section
                  4.01 and subsection (a) of Section 5.01 shall be invested in the following investment options, in increments of 10%, as may be elected by the Participant:

                  (i)      Delphi Common Stock Fund; or

                  (ii)     the Income Fund; or

                  (iii)    the Equity Index Fund; or

                  (iv)     the Balanced Fund; or

                  (v) the Mutual Funds; or. - (vi) The Promark Funds (effective April 1, 2000); or (vii) Socially Oriented Fund(s) (effective April 1, 2000).

         (b) A Participant's initial investment election shall remain in effect until changed by the Participant.

                  A Participant's investment election may be changed on any Business Day by providing appropriate direction to the party designated by the Administrator. Any change in the Participant's investment election shall be effective as of the Effective Date of Investment Option Election.

         (c) Amounts contributed to the trust fund on behalf of a Participant as provided in subsection (c) of Section 4.01 and Sections 4.02 and 5.02 shall be invested in the same investment option(s) as elected by the Participant pursuant to subsection (a) of this Section 6.01; provided, however, that if contributions are not being made to the trust fund on behalf of such Participant pursuant to subsections (a) of Sections 4.01 and 5.01, the Participant will be required, prior to the contribution or transfer of amounts pursuant to subsection (c) of Section 4.01 and Sections 4.02 and 5.02, to make an election regarding the investment of such amount.

          (d) A Participant may, by giving appropriate direction to the party designated by the Administrator, transfer assets being held in such Participant's Account from one investment option to another investment option, as follows:

                  (i) A transfer of assets may include all or any part of such assets in an investment option, except that the Mutual Funds have a minimum transfer amount of $250. If the value of the Mutual Fund is less than the minimum, all such assets in the Fund must be transferred.


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


                              PERSONAL SAVINGS PLAN

                  (ii) A Participant may elect a transfer of assets on any Business Day.

                  (iii) Any election to transfer assets shall be irrevocable, normally as of 4:00 p.m. Eastern Time, on the Business Day such election is received by the party designated by the Administrator.

                  (iv) Any appropriate election to transfer assets shall be processed as of the Effective Date of Transfer of Assets.

                  (v) Where excessive trading can undermine any of the Funds or exceed the available liquidity for any such Fund, Delphi reserves the right to modify or suspend transfer and withdrawal privileges on any of the Non-Mutual Funds, at any time, upon notice to Participants.

                  (vi) The Mutual Funds' provider reserves the right to modify or suspend transfer and withdrawal privileges on any of the Mutual Funds in those instances where excessive trading in any one of the Mutual Funds can undermine such Fund.

                  (vii) The Socially Oriented Funds provider reserves the right to modify or suspend transfer and withdrawal privileges on the Socially Oriented Funds in those instances where excessive trading in the Socially Oriented Funds can undermine such Fund.


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

                              PERSONAL SAVINGS PLAN

6.02     Vesting

         Each Participant shall be fully vested in the assets credited to the Participant's Account, and no portion of such Account shall be subject to forfeiture.

6.03     Withdrawals

         (a) A Participant may, by providing appropriate direction to the party designated by the Administrator, withdraw assets in such Participant's Account subject to the following provisions:

                 (1) Prior to receiving a withdrawal of Deferred Assets, a Participant must withdraw all available After-Tax Assets including any earnings thereon.

                 (2) Deferred Assets may be withdrawn from the Participant's Account, subject to the provisions outlined in subsection (a) of this Section 6.03, at any time after attaining age 59-1/2, or prior to age 59-1/2 because of termination of employment, death, Total and Permanent Disability, or Financial Hardship. Prior to receiving a withdrawal for Financial Hardship, a Participant previously must have taken all available asset distributions, withdrawals, and loans under all applicable plans maintained by the Corporation. The amount that may be withdrawn for a Financial Hardship shall be limited to the lesser of:




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

                              PERSONAL SAVINGS PLAN

                           (i) the total amount of Deferred Savings in the Participant's Account as of the Effective Date of Withdrawal; or

                           (ii) the amount required to meet the Financial Hardship, including any amounts necessary to pay reasonably anticipated income taxes and penalties resulting from the early withdrawal.

         (b) A Participant who has an outstanding loan(s) in accordance with Section 6.06 shall be permitted to make a withdrawal in accordance with subsection (a) of this Section 6.03.

         (c) A Participant who withdraws any Deferred Assets for Financial Hardship in accordance with subsection (a) of this Section
                  6.03 (1) will be suspended from accumulating further savings under this Plan, and all applicable plans maintained by the Corporation, for a period of 12 months immediately following such withdrawal, and (2) shall have such Participant's annual Deferred Savings limited, for the Plan Year next following the year in which the hardship withdrawal was made, to $10,000 (or as may be adjusted by the Secretary of the Treasury of the United States) minus the amount of any Deferred Savings made during the year in which the hardship occurred.

                              PERSONAL SAVINGS PLAN


         (d) Any election to withdraw assets shall be irrevocable, normally as of 4:00 p.m. Eastern Time, on the Business Day such election is received by the party designated by the Administrator.

         (e) The Date of Valuation on any appropriate election to withdraw assets, pursuant to this Section 6.03, shall be the Effective Date of Withdrawal.

6.04     Distribution of Assets

         (a)      Settlement Upon Termination of Employment

                           If a Participant terminates employment, such Participant may elect, by providing appropriate direction to the party designated by the Administrator, to (1) receive installment payments,
                           (2) receive partial withdrawals, (3) receive a total settlement, or (4) defer continuously the distribution of assets in such Participant's Account. If such Participant fails to make an election, the Participant's Assets shall remain in the Participant's Account until the earlier of:

                           (1)      the Participant's request for a settlement;
                                    or

                           (2)      the Participant's attainment of age 70-1/2.

                              PERSONAL SAVINGS PLAN

                           The Date of Valuation for any such installment payment, partial withdrawal, or total settlement shall be the Effective Date of Withdrawal.

                           With regard to installment payments, a Participant may elect to receive such payments each calendar month, calendar quarter, semi-annual, or on an annual basis.

                           Installment payments must be in whole dollar amounts with $100 established as the monthly minimum amount. A Participant may change or discontinue installment payments at any time by providing appropriate direction to the party designated by the Administrator.

                           If a terminated Participant does not make an election under this Section 6.04 prior to attaining age 70-1/2, distribution of assets in the Participant's Account will begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 and shall be made annually thereafter in accordance with Section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

                              PERSONAL SAVINGS PLAN

         (b)      Attainment of Age 70-1/2

                  (i) If a Participant attains age 70-1/2 and such Participant has not terminated employment, a distribution of the Participant's assets will be made upon termination of employment pursuant to Section 6.04(a).

                  (ii) All distributions required under this subsection shall be determined and made in accordance with
                           Section 401 (a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401
                           (a)(9)-2 of the Proposed Income Tax Regulations.

         (c)      Undeliverable Assets

                  In the event a distribution to a Participant or the Participant's beneficiary cannot be made pursuant to subsections (a) and (b) of this Section 6.04 and

                  Section 8.02 because the identity or location of such Participant or beneficiary cannot be determined after reasonable efforts, and if the Participant's settlement remains undistributed for a period of one year from the Date of Valuation, the Administrator may direct that the settlement assets and earnings on such assets be returned to the trust fund and liquidated. All liability for payment thereof shall thereupon terminate; provided, however, in the event the identity or location of the Participant or beneficiary is determined subsequently, the value of the assets at the Date

                              PERSONAL SAVINGS PLAN



                  of Valuation shall be paid from the Plan to such person in a single sum. Any assets so liquidated shall be (1) paid to the Participant or beneficiary when the identity or location is determined, or (2) applied to reduce reasonable expenses of administering the Plan.

6.05     Form of Distribution

         Upon withdrawal or settlement pursuant to Section 6.03 or subsections
         (a) and (b) of Section 6.04, a Participant may elect to receive any full shares equivalent to the Current Market Value of their assets invested in any of the GM Common Stock Funds, EDS Common Stock Fund, Delphi Common Stock Fund, or the Raytheon Class A Common Stock Fund; provided, however, that prior to or coincident with the Effective Date of Withdrawal or Effective Date of Termination, the Participant may elect to receive cash-in-lieu of shares equivalent to the value of their assets invested in the GM Common Stock Funds, EDS Common Stock Fund, Delphi Common Stock Fund, or the Raytheon Class A Common Stock Fund based on the Current Market Value of such stock on the Date of Valuation. All fractional units of the GM Common Stock Funds, EDS Common Stock Fund, Delphi Common Stock Fund, or the Raytheon Class A Common Stock Fund worth less than one share of stock and all units of the Income Fund, Equity Index Fund, Balanced Fund, Promark Funds, Socially Oriented Funds, and Mutual Funds will be paid out in cash.

                              PERSONAL SAVINGS PLAN

         Upon settlement pursuant to subsection (c) of Section 6.04, a Participant shall receive cash-in-lieu of shares equivalent to the value of their assets liquidated in the GM Common Stock Funds, EDS Common Stock Fund, Delphi Common Stock Fund, or the Raytheon Class A Common Stock Fund based on the Current Market Value of such stock funds on the Date of Valuation.

         In the event of the death of a Participant and upon receipt of all information necessary to determine the beneficiary or beneficiaries, a settlement of all assets in the deceased Participant's account shall be made to the beneficiary or beneficiaries designated pursuant to Section
         8.02. The beneficiary or beneficiaries may elect to receive cash-in-lieu of shares equivalent to the value of the assets invested in the GM Common Stock Funds, EDS Common Stock Fund, Delphi Common Stock Fund, or the Raytheon Class A Common Stock Fund in the deceased Participant's Account, based on the Current Market Value of such stock funds on the Date of Valuation. The Date of Valuation will be the Effective Date of Withdrawal. For purposes of making a settlement distribution to the beneficiary or beneficiaries, the Date of Valuation and the Effective Date of Withdrawal means the date on which the Administrator, or its delegate, determines the appropriate beneficiary or beneficiaries and is in receipt of all necessary information and directions to process the settlement.

                              PERSONAL SAVINGS PLAN

6.06     Loans

         (a) Subject to such rules as the Administrator may prescribe, a Participant, including a former Employee, may borrow from assets in such Participant's Account one time each calendar year, for any reason, an amount (when added to the outstanding balance of all other Plan loans) not more than the lesser of:

                  (1) $50,000 less the highest aggregate outstanding loan balance over the 12-month period preceding the Participant's application for loan; or

                  (2) one-half of the Current Market Value of all assets in the Participant's Account.

                           For purposes of the above limitation, all loans from all plans maintained by the Corporation [or its subsidiaries in accordance with Section 414(b), (c), or (m) of the Code] shall be aggregated.

                  (b) Loans shall be granted in whole dollar amounts with one thousand dollars ($1,000) established as the minimum amount of any loan.

                  (b) Loans shall be granted for a minimum period of 12 months, with additional increments of 12 months as the Participant may elect, to a maximum of five years (ten years in the event the loan is for the purchase or construction of the Participant's principal residence), provided a Participant

                              PERSONAL SAVINGS PLAN

                           may not elect a term which will result in repayments of less than $10 per pay period.

                  (d) Loans shall bear a rate of interest equal to the Prime Rate prevailing as of the last Business Day of the quarter immediately preceding the date the Participant gives appropriate direction for a loan to the party designated by the Administrator.

                           The interest rate shall remain the same throughout the term of the loan.

                  (e) For purposes of this Section 6.06, the Current Market Value of a Participant's assets shall be determined on the Effective Date of Loan.

                  (f) Each loan shall be evidenced by a written Participant Loan Agreement that specifies:

                           (1)      the amount of the loan;

                           (2)      the term of the loan; and

                           (3) the repayment schedule, showing payments to be made in a level amount which will fully amortize the loan over its duration.

                              PERSONAL SAVINGS PLAN

                                    By endorsing and either cashing or
                                    depositing the check representing the loan, a Participant shall acknowledge receipt of the Participant Loan Agreement and agree to the terms and conditions contained therein.

                  (g) Cash equal to the value of any loan granted shall be obtained by liquidating assets in the Participant's Account from investment options in which the Participant has assets, as the Participant may elect.

                  (h) Repayment of a loan shall be through weekly payroll deductions, except that if the Participant is not an active Employee, such repayments shall be made through monthly installment payments. Payments of principal and interest shall be applied to reduce the outstanding balance of a loan. Loan repayment amounts shall be allocated to the Participant's Account in the same investment option(s) as elected by the Participant pursuant to subsection (a) of Section
                           6.01. A Participant shall be entitled to prepay the total outstanding loan balance or make partial prepayment at any time without penalty.

                  (i) A Participant with an outstanding loan who is placed on layoff shall be entitled to:

                           (1) make installment payments equivalent in value to the payments deducted previously from the Participant's paycheck; or

                              PERSONAL SAVINGS PLAN


                           (2) suspend loan payments for a period of up to 12 months while on layoff, provided such period does not extend beyond the maximum loan term,

                  (j) A Participant with an outstanding loan who is placed on a disability leave of absence must make installment payments substantially equal to the payments deducted previously from the Participant's paycheck.

                  (k) No earnings shall accrue to the Participant's Account with respect to the outstanding balance of any loan.

                  (l) In the event a Participant fails to make a required loan payment and such failure continues beyond the last day of the calendar quarter following the calendar quarter in which the required payment was due, then the Participant shall be irrevocably deemed to have received a distribution of assets in an amount equal to the remaining outstanding principal amount of and accrued interest on the loan, calculated to the date of such deemed distribution.

                  (m) A Participant (or beneficiary) who, prior to such Participant's repayment of the total principal amount of and accrued interest on a loan, requests or receives a settlement of assets, shall be deemed to have elected a withdrawal, pursuant to Section 6.03, equal to the principal amount of and accrued interest on the loan as of the Effective Date of Withdrawal.

                              PERSONAL SAVINGS PLAN

         (n) Any appropriate direction given to borrow assets shall be irrevocable, normally as of 4:00 p.m. Eastern Time, on the Business Day such election is received by the party designated by the Administrator.

         (o) A Participant may have no more than five loans outstanding at any one time.


                                   ARTICLE VII

                                   TRUST FUND



7.01 Contributions to the Trustee (a) All Deferred and After-Tax Savings under this Plan will be paid to the Trustee who shall invest all such amounts and earnings thereon.

         (b) Once the Deferred and After-Tax Savings are contributed to the Trustee by the Corporation, the Corporation shall be relieved of any further liability except as otherwise may be provided by The Employee Retirement Income Security Act of 1974.

7.02     Investment Options

         The Trustee is to invest in the following:

         (a)      Delphi Common Stock Funds

                              PERSONAL SAVINGS PLAN

                  (i) The Participants' contributions which are to be invested in the Delphi Common Stock Fund shall be deposited in the Delphi Common Stock Fund no later than the 10th day of the month following the month such contributions or dividends are received by the Trustee and shall be invested by an investment manager, or managers, appointed by the Named Fiduciary, or its delegate, under a management agreement which specifies the terms and conditions of such Funds.

                  (ii) Any administrative expenses incurred, including brokerage commissions or transfer taxes, as a result of offering the Delphi Common Stock Funds, shall be paid pursuant to Section 10.03.

                  (iii) Shares of common stocks held in the Delphi Common Stock Fund acquired by the Trustee under the terms of this Plan shall be registered in the name of the Trustee, or its nominee. To the extent that it is consistent with ERISA and the Code, the Trustee shall vote and/or tender shares (including fractions), equivalent to the Current Market Value of the assets invested in the Delphi Common Stock Fund credited to each Participant, as instructed by the Participant but shall not vote shares for which such instructions are not received.

                              PERSONAL SAVINGS PLAN

                  (iv) If the Trustee has not received direction from Participants which can be followed in accordance with ERISA and the Code, the Trustee shall, to the extent that it is consistent with ERISA and the Code, in its discretion, exercise or sell for the benefit of Participants any rights received from Delphi Automotive Systems Corporation for the purchase of any additional shares of stock or other securities which Delphi may offer to its stockholders.

                  (v) In the event that outstanding shares of the Delphi Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations, or recapitalizations, or by reason of stock dividends, the number and class of shares equivalent to the Current Market Value of the assets invested in the Delphi Common Stock which thereafter may be purchased under the Plan, both in the aggregate and as to any individual, and the number and class of shares equivalent to the Current Market Value of the assets invested in the Delphi Common Stock then in the Account of any Participant shall be adjusted so as to reflect such change.

         (b)      Income Fund

                  The Participants' contributions invested in the Income Fund shall be invested by an investment manager or managers appointed by the Named Fiduciary, or its delegate, under a contract with insurance companies and/or banks appointed by

                              PERSONAL SAVINGS PLAN

                  the Named Fiduciary, or its delegate, which specifies the rates of interest and other terms and conditions. Amounts invested in the Income Fund shall earn a "blended" annual rate of interest, which represents the weighted net average rate of return on all investment contracts in the Income Fund.

         (c)      Equity Index Fund

                  The Participants' contributions invested in the Equity Index Fund shall be invested by an investment manager or managers appointed by the Named Fiduciary, or its delegate, under a contract which specifies the terms and conditions of such Fund.

         (d)      Balanced Fund

                  The Participants' contributions invested in the Balanced Fund shall be invested by an investment manager or managers appointed by the Named Fiduciary, or its delegate, under a contract which specifies the terms and conditions of such Fund.

         (e)      Mutual Funds

                  The Participants' contributions invested in the Mutual Funds shall be invested by the Mutual Fund company appointed by

                              PERSONAL SAVINGS PLAN

                  the Named Fiduciary, or its delegate, pursuant to the applicable Mutual Fund Prospectus which specifies the terms and conditions of such Funds.

         (f)      Promark Funds (Effective April 1, 2000)

                  The Participants' contributions invested in the Promark Funds shall be invested by an investment manager or managers appointed by the Named Fiduciary, or its delegate, in a Fund with specified terms and conditions.

         (g)      Socially Oriented Funds(Effective April 1, 2000)

                  The participants' contributions invested in the Socially Oriented Funds shall be invested by a mutual fund company or companies appointed by the Named Fiduciary, or its delegate, pursuant to the applicable Fund Prospectus which specifies the terms and conditions of such Funds.

7.03     EDS Common Stock ($0.10 Par Value)

         (a) The Trustee may hold in Participants' Accounts any EDS common stock distributed or to be distributed as a stock dividend. Any cash dividends received by the Trustee on EDS common stock shall be invested in the Income Fund.

         (b) A Participant may elect to transfer assets held in the EDS Common Stock Fund to any of the investment options

                              PERSONAL SAVINGS PLAN

                  specified in Section 7.02, subject to the provisions of
                  Section 6.01(d).

         (c) A Participant may elect in any withdrawal or settlement to receive cash-in-lieu of shares equivalent to the value of their assets invested in the EDS Common Stock Fund to which such withdrawal or settlement applies, based on the Current Market Value of such stock fund on the Date of Valuation for the withdrawal or settlement.

         (d) In conjunction with the split-off of EDS from General Motors, the EDS Common Stock Fund will be eliminated on July 31, 2001. At the end of the Business Day on July 31, 2001, any assets that remain in the EDS Common Stock Fund will be transferred automatically to the Income Fund.

7.04     Raytheon Company Class A Common Stock

         (a) The Trustee may hold in Participants' Accounts any Raytheon Class A common stock distributed or to be distributed as a stock dividend. Any cash dividend received by the Trustee on Raytheon Class A common stock shall be invested in the Income Fund.

         (b) A participant may elect to transfer assets held in the Raytheon Class A Common Stock Fund to any of the investment options specified in Section 7.02, subject to the provisions of Section 6.01(d).

                              PERSONAL SAVINGS PLAN

         (c) A Participant may elect in any withdrawal or settlement to receive cash-in-lieu of shares equivalent to the value of their assets invested in the Raytheon Class A Common Stock Fund to which such withdrawal or settlement applies, based on the Current Market Value of such stock fund on the Date of Valuation for the withdrawal or settlement.

         (d) In conjunction with the spin-off of the defense electronics business of Hughes Electronics from General Motors and the immediate merger with Raytheon Company, the Raytheon Class A Common Stock Fund will be eliminated on December 31, 2002. At the end of the Business Day on December 31, 2002, any assets that remain in the Raytheon Class A Common Stock Fund will be transferred automatically to the Income Fund.

7.05     GM Common Stocks

         (a) The Trustee may hold in Participants' Accounts any GM common stocks. Any cash dividends received by the Trustee on GM common stocks shall be invested in the Income Fund.

         (b) A Participant may elect to transfer assets held in the GM Common Stock funds to any of the investment options specified in Section 7.02, subject to the provisions of Section 6.01(d).

         (c) A Participant may elect in any withdrawal or settlement to receive cash-in-lieu of shares equivalent to the value of their assets invested in the GM Common Stock Funds to which

                              PERSONAL SAVINGS PLAN


                  such withdrawal or settlement applies, based on the Current Market Value of such stock funds on the Date of Valuation for the withdrawal or settlement.

                                  ARTICLE VIII

                                OTHER PROVISIONS



8.01     Non-Assignability

         Except as otherwise may be provided by Section 6.06, no right or interest of any Participant under this Plan or in the Participant's Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, except (1) in accord with provisions of a qualified domestic relations order as defined in IRC
         Section 414(p), (2) a Participant's voluntary assignment of an amount not in excess of 10% of a distribution from the Plan, and (3) further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under this Plan shall be liable for, or subject to, any obligation or liability of such Participant.

8.02     Designation of Beneficiaries in Event of Death

         (a) A Participant may file with the party designated by the Administrator a written designation of a beneficiary or




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                              PERSONAL SAVINGS PLAN

                   beneficiaries with respect to all or part of the assets in the Account of the Participant.


                   For a married Participant who dies, the entire balance of the Account shall be paid to the surviving spouse unless the written designation of beneficiary designating a person(s) other than the spouse with respect to part or all of the assets in the Account of the Participant includes the written consent of the spouse, witnessed by the Plan representative or a notary public. The written designation of beneficiary filed with the party designated by the Administrator may be changed or revoked at any time by the action of the Participant and, if necessary, the spouse. No designation or change of beneficiary will be effective until it is determined to be in order by the party designated by the Administrator, but when so determined it will be effective retroactively to the date of the instrument making the designation or change.

          (b) In the event an unmarried Participant does not file a written designation of beneficiaries, such a Participant shall be deemed to have designated as beneficiary or beneficiaries under this Plan the person or persons who receive the Participant's life insurance proceeds under the Corporation's Life and Disability Benefits Program for Hourly Employees, unless such Participant shall have assigned such life insurance, in which case the assets in the account shall be paid to the assignee.





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                              PERSONAL SAVINGS PLAN


          (c) A beneficiary or beneficiaries will receive, subject to the provisions of Section 6.05, in the event of the Participant's death, the assets in the Participant's Account in accordance with the applicable designation. If the Corporation shall be in doubt as to the right of any beneficiary to receive any such assets, the Corporation may deliver such assets to the estate of the Participant, in which case the Corporation shall not have any further liability to anyone.

8.03     merger or Consolidation

         In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan or program, each Participant in the Plan would, if the Plan then terminated, receive the assets in each such Participant's Account immediately after the merger, consolidation, or transfer which are at least equal in value to the assets each such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

8.04     Limitations on Contributions and Benefits

         (a)      General Provisions

                  For purposes of this Section:



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                              PERSONAL SAVINGS PLAN


                  (i)      The term "Limitation Year" shall mean the Plan Year.

                  (ii) All defined benefit plans or programs of the Corporation will be treated as one defined benefit plan or program, and all defined contribution plans or programs will be treated as one defined contribution plan or program.

                  (iii) No contribution to this Plan may exceed the limits provided under Section 404 of the Code for current deductibility for income tax purposes.

                  (iv) Contributions made to the trust by the Corporation pursuant to subsection (c) of Section 4.01 shall be allocated to a Participant's Account within the current Limitation Year.

                  (v) For purposes of this Section, the term "Compensation" shall mean compensation as defined under Section 415(c)(3) of the Code and the regulations thereunder.

                  (vi) The term "Annual Additions" shall mean the sum, for any Limitation Year, of Employee contributions, Corporation




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                              PERSONAL SAVINGS PLAN


                           contributions, and forfeitures allocated to an Employee's account under all defined contribution plans.

         (b) In no event shall contributions or benefits under this Plan exceed the limits of Section 415 of the Code and the regulations thereunder.

         (c) For any Employee who participates under this Plan and any defined contribution plan or defined benefit plan of the Corporation, the sum of such Employee's Annual Additions shall not exceed the lesser of $30,000 (or such other amount prescribed by the Secretary of the Treasury applicable to the Limitation Year) or 25% of such Employee's Compensation for any Limitation Year.

         (d) Any amounts elected to be contributed by an Employee pursuant to Section 5.01 of Article V which cannot be contributed as a result of the application of subsection (c) of this Article VIII shall be returned to the Employee and, if necessary, any amounts elected to be contributed by an Employee pursuant to subsections (a) or (c) of Section 4.01 of Article IV which cannot be contributed as a result of the application of subsection (c) of this Article VIII shall be returned to the Employee.


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                              PERSONAL SAVINGS PLAN


8.05     Deferred Savings Limitation

         A Participant's annual Deferred Savings under this Plan and all similar contributions to other plans maintained by the Corporation may not exceed $10,000 (as adjusted by the Secretary of the Treasury). In the event a Participant identifies, in writing, before March 2 following the end of the Plan Year an amount of Deferred Savings as exceeding this limitation, as applied to this Plan and all other plans in which such Employee participated, such amounts will be refunded to the Participant no later than April 15 following the receipt of such written notice from the Participant. In the event the Administrator identifies an amount in excess of the limitation, the Participant will be deemed to have notified the Administrator, and such amount will be refunded to the Participant.

8.06     Provisions to Comply With Section 416 of the Code

         (a) In any Plan Year in which the Plan is considered a "Top-Heavy Plan," as defined in Section 416 of the Code, the requirements of Section 416 of the Code, and the regulations thereunder, are applicable and must be satisfied.

         (b) The definition of a "Top-Heavy Plan" set forth in Section 416(g) of the Code and the additional definitions


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


                              PERSONAL SAVINGS PLAN


                  set forth in Section 416(i) of the Code are herein incorporated by reference.


         (c) If the Plan is determined to be a "Top-Heavy Plan" for a Plan Year, the Corporation shall make contributions equal to three percent of Compensation on behalf of each Participant who is not a "key employee" under Section 416 of the Code.

8.07     Investment Decisions

         Any Participant or beneficiary, who makes an investment election permitted under the Plan or otherwise exercises control permitted under the Plan over the assets in the account, shall be deemed the named fiduciary under ERISA responsible for such decisions to the extent that such designation is permissible under applicable law and that the investment election or other exercise of control is not protected by
         Section 404(c) of ERISA, as amended.

8.08     Special Provisions Regarding Veterans

         (a) In the event an Employee is rehired following qualified military service, as defined in the Uniformed Services Employment and Re-Employment Rights Act, that was effective on or after December 15, 1994, such Employee will be entitled to have the Corporation make contributions to the

                              PERSONAL SAVINGS PLAN


                  Plan from such Employee's current earnings that shall be attributable to the period of time contributions were not otherwise allowable due to military service. Such contributions shall be in addition to contributions otherwise permitted under Sections 4.01 and 5.01, and shall be made as permitted under this Section and Section 414(u) of the Code.

         (b) Additional contributions permitted under this Section shall be based on the amount of Eligible Weekly Earnings and Profit Sharing Amount that the Employee would have received from the Corporation but for the military service, and such contributions shall be subject to the Plan's terms and conditions in effect during the applicable period of military service. Such contributions shall be made during the period that begins upon re-employment and extends for the lesser of five years or the Employee's period of military service multiplied by three.

         (c) Additional contributions made under this Section shall not be taken into account in the current year, for purposes of calculating and applying any limitation or requirement identified in Section 414(u)(1) of the Code. However, in no event may such contributions, when added to actual contributions



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


                              PERSONAL SAVINGS PLAN


                  previously made, exceed the amount of contributions allowable under the applicable limits in effect during the year of military service if the Employee had continued to be employed by the Corporation.

         (d) If an Employee covered by this Section has an outstanding loan(s) during the period of qualified military service covered by this Section, loan payments shall be suspended during such period, and the time for repayment of such loan(s) shall be extended for a period of time equal to the period of qualified military service.

8.09     Prohibition on Reversion

         The Plan shall be maintained and administered for the exclusive purpose of providing benefits to Participants and beneficiaries and defraying reasonable expenses. Except as provided herein, Plan funds may not revert to the Corporation. All contributions to the Plan are conditioned on their deductibility under Section 404 of the Code at the time made. All or any part of a contribution for which a deduction is not allowed may be returned to the Corporation within one year of the date of disallowance. Further, in the event contributions are made due to a mistake or an administration error, such contributions may be returned to the Corporation within one year of the date of discovery of such mistake or error.



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                              PERSONAL SAVINGS PLAN


                                   ARTICLE IX

                    EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS


9.01 The portion of the Plan that consists of Deferred Assets and After-Tax Assets that are invested in the Delphi Common Stock Funds, including any dividends, earnings or gains thereon (the "ESOP portion" or "ESOP"), is designed to invest primarily in qualifying employer securities as defined by Section 4975(e)(8) of the Code, and is an employee stock ownership plan under Section 4975(e)(7) of the Code. This Article IX applies to this ESOP portion of the Plan.

9.02     ESOP Pre-Tax Savings Limitation

         (a) The ESOP Deferred Savings percentage by the eligible Highly Compensated Employees under the Plan for a Plan Year must meet one of the following tests using the current year testing method:

                  (i) The actual ESOP Deferred Savings percentage of the eligible Highly Compensated Employees is not more than 1.25 times the actual ESOP Deferred Savings percentage of all other eligible Employees; or

                              PERSONAL SAVINGS PLAN

                  (ii) The actual ESOP Deferred Savings percentage of the eligible Highly Compensated Employees is not more than two percentage points more than the actual ESOP Deferred Savings percentage for all other eligible Employees and is not more than 2.0 times (or, such lesser amount as the Secretary of the Treasury shall prescribe) the actual ESOP Deferred Savings percentage of all other eligible Employees.

         (b) The actual ESOP Deferred Savings percentage for the eligible Highly Compensated Employees and all other eligible Employees for a Plan Year is the average of the ratios (calculated separately for each eligible Employee) of the:

                  (i) Amount of ESOP Deferred Savings actually paid over to the Plan trust not later than two and one-half months after the Plan Year on behalf of such eligible Employee for the Plan Year to:

                  (ii)     The eligible Employee's Compensation for such Plan
                           Year.

         (b) The amount of ESOP Deferred Savings for a Highly Compensated Employee that exceeds the percentage limitations of subsection
                  (a) of this Section 9.02 shall be distributed to the Participant no later than two and one-





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
                              PERSONAL SAVINGS PLAN

                  half months following the end of the Plan Year. The amount of any such distribution shall be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include any earnings attributable to the excess ESOP Deferred Savings.

9.03     ESOP After-Tax Contribution Limitation

         (a) The ESOP After-Tax Contribution percentage by the eligible Highly Compensated Employees under the Plan for a Plan Year must meet one of the following tests using the current year testing method:

                  (i) The actual ESOP After-Tax Savings percentage of the eligible Highly Compensated Employees is not more than 1.25 times the actual ESOP After-Tax Savings percentage of all other eligible Employees; or

                  (ii) The actual ESOP After-Tax Savings percentage of the eligible Highly Compensated Employees is not more than two percentage points more than the actual ESOP After-Tax Savings percentage for all other eligible Employees and is not more than 2.0 times (or, such lesser amount as the Secretary of the Treasury shall prescribe) the actual ESOP After-Tax Savings percentage of all other eligible Employees.

         (b) The actual ESOP After-Tax Savings percentage for the eligible Highly Compensated Employees and all other eligible Employees for a Plan Year is the average of the





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
                              PERSONAL SAVINGS PLAN


                  ratios (calculated separately for each eligible Employee) of the:

                  (i) Amount of ESOP After-Tax Savings actually paid over to the Plan trust on behalf of such eligible Employee for the Plan Year to:

                  (ii)     The eligible Employee's Compensation for such Plan
                           Year.

         (c) The amount of ESOP After-Tax Savings for a Highly Compensated Employee that exceeds the percentage limitations of subsection
                  (a) of this Section 9.03 shall be distributed to the Participant no later than two and one-half months following the end of the Plan Year. The amount of any such distribution shall be determined under a reasonable method selected by the Administrator under applicable tax regulations and will include any earnings attributable to the excess ESOP After-Tax Savings.

9.04     ESOP Special Rules

         (i) In the event that this ESOP portion of the Plan satisfies the requirements of Sections 401(k), 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the



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


                              PERSONAL SAVINGS PLAN

                  requirements of such sections of the Code only if aggregated with this Plan, then this Section 9.04 shall be applied by determining the actual ESOP Deferred Savings percentage of eligible Employees as if all such plans were a single plan.

         (ii) The actual ESOP Deferred Savings percentage or ESOP After-Tax Savings percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more arrangements described in Sections 401(k) and 401(m) of the Code that are maintained by the Corporation, shall be determined by treating all such plans as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Sections 401(k) and 4.01(m) of the Code.

         (iii) In the event the limits of Sections 9.02 or 9.03 are exceeded, then the actual ESOP Deferred Savings percentage or the actual ESOP After-Tax Savings percentage of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose contributions are the highest) so that the limits are not exceeded. The amount by which each Highly Compensated Employee's ESOP Deferred Savings or ESOP After-Tax Savings is reduced shall




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


                              PERSONAL SAVINGS PLAN


                  be treated as an excess contribution or excess aggregate contribution, respectively. The actual ESOP Deferred Savings percentage or the actual ESOP After-Tax Savings percentage of the Highly Compensated Employees is determined after any corrections are made. Excess contributions and excess aggregate contributions shall be treated as Annual Additions.

9.05     ESOP Multiple Use Limitation

         The following provisions apply to prevent the multiple use of the limits set forth in Sections 9.02(a)(ii) and 9.03(a)(ii). To determine if multiple use exists, the Administrator shall calculate the greater of:

         (a) 125% of the greater of the actual ESOP Deferred Savings or actual ESOP After-Tax Savings percentage for the non-Highly Compensated Employee (non-HCE) group; plus

         (b)      The lesser of:

                  (i) two percentage points plus the lesser of the actual ESOP Deferred Savings percentage or the actual ESOP After-Tax Savings percentage of the non-HCE group, or



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


                              PERSONAL SAVINGS PLAN


                  (ii) 200% of the lesser of the actual ESOP Deferred Savings percentage or actual ESOP After-Tax Savings percentage of the non-HCE group.

                                       or

         (c) Subparagraphs (a) and (b) above where "lesser" is substituted for "greater" and "greater" is substituted for "lesser."

                  If this amount is less than the sum of the actual ESOP Deferred Savings percentage plus the actual ESOP After-Tax Savings percentage of the Highly Compensated Employee group, then multiple use exists. If multiple use exists, then the actual ESOP After-Tax Savings percentage will be reduced by refunding and then the actual ESOP Deferred Savings percentage will be reduced by refunding (each beginning with such Employees with the highest amount of contributions) so that multiple use does not exist.

9.06     Distribution of ESOP Dividends

         A Participant may elect to receive cash dividends paid on shares of Delphi Common Stock corresponding to the units in the Delphi Common Stock Fund in a Participant's


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


                              PERSONAL SAVINGS PLAN



         Account, rather than being reinvested in the respective funds, provided the Participant gives appropriate and timely notice of such election to the party designated by the Administrator. Dividends paid directly to Participants pursuant to this Section shall be paid not later than 90 days after the end of the Plan Year.

                                    ARTICLE X

                                 ADMINISTRATION


10.01    Administrative Responsibility

         The Executive Committee of the Corporation's Board of Directors shall be the Named Fiduciary with respect to the Plan except as set forth below and in Section 8.07. The Executive Committee may delegate authority to carry out such of its responsibilities as it deems proper to the extent permitted by The Employee Retirement Income Security Act of 1974. Except as set forth in Section 8.07, General Motors Investment Management Corporation (GMIMCo) is the Named Fiduciary of this Plan for purposes of investment of Plan assets. GMIMCo may delegate authority to carry out such of its responsibilities as it deems proper to the extent permitted by The Employee Retirement Income Security Act of 1974.

         Pursuant to authority delegated to it by the Named Fiduciary, Delphi, or its delegate, shall have responsibility for the day-to-day operation, management, and administration of the Plan, including full power and authority to construe, interpret, and






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
                              PERSONAL SAVINGS PLAN


         administer this Plan and to pass upon and decide cases presenting unusual circumstances in conformity with the objectives of the Plan and under such rules as Delphi or its delegate, may establish.

         Decisions of Delphi, or its delegate, shall be final and binding upon the Corporation and its employees.

10.02    Records

         The Administrator shall provide for the maintenance of suitable records to reflect the separate Account balance of each Participant's contributions and any earnings thereon.

         The Administrator shall make, or cause to be made, valuations of the trust fund or market value at least annually.

10.03    Administrative Expenses

         Administrative expenses of the Plan shall be paid from assets liquidated pursuant to subsection (c) of Section 6.04. To the extent such expenses are not thereby paid in full, such expenses will be paid by the Corporation. In regard to the fees for the Balanced Fund, such fees for investment, Trustee, and management shall be paid by the Fund.

         Effective April 1, 2000, with regard to the fees for the Socially Oriented Funds and the Promark Funds (excluding the Fund currently know as the Equity Index Fund), such fees for investment, Trustee, and management shall be paid by the Funds.


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                              PERSONAL SAVINGS PLAN

10.04    Participant Statements

         Each Participant will be furnished a statement four times per year showing the Current Market Value of the assets, including earnings, credited to the Participant's Account.

10.05    Incapacity

         If the Administrator deems any person incapable of receiving any distribution to which such person is entitled under this Plan because such person has not yet reached the age of majority, or because of illness, infirmity, mental incompetency or other incapacity, it may make payment, for the benefit or the account of such incapacitated person, to any person selected by the Administrator, whose receipt thereof shall be a complete settlement thereof. Such payments shall, to the extent thereof, discharge all liability of the Corporation and each other fiduciary with respect to this Plan.

10.06    Notice of Claim Denial

         The Administrator will provide adequate notice, in writing, to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial.

         The Participant or beneficiary will be given an opportunity for a full and fair review by the Named Fiduciary, or its delegate, of the decision denying the claim. The Participant or beneficiary will be given 60 days from the date of the notice denying such claim within which to request such review.




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                             PERSONAL SAVINGS PLAN


10.07    Confidential Information

         The Administrator, or its delegate, shall be responsible for ensuring that sufficient procedures are in place and followed to safeguard the confidentiality (except to the extent necessary to comply with federal laws or state laws not pre-empted by ERISA) of information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender, and similar rights with respect to such securities by Participants and beneficiaries. If deemed necessary by the Administrator, due to potential for undue employer influence with regard to exercise of shareholder rights, an independent party will be appointed by the Administrator to carry out instructions of Participants or beneficiaries relating to such rights.

                                   ARTICLE XI

                            AMENDMENT, MODIFICATION,
                           SUSPENSION, OR TERMINATION



11.01    Amendment, Modification, Suspension, or Termination

         The Corporation reserves the right, by and through its Board of Directors, or its delegate, to amend, modify, suspend, or terminate the Plan, but any such action shall have no retroactive effect which would prejudice the interests of the Participants.



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                              PERSONAL SAVINGS PLAN

11.02    Distribution Upon Plan Termination

         In the event of termination or partial termination of the Plan without establishment of a successor plan, the Administrator may direct the Trustee to:

         (a) continue to administer the trust fund and pay Account balances in accordance with Section 6.04 to Participants affected by the termination of the Plan upon their termination of employment, or to beneficiaries upon such a Participant's death, until the trust fund has been liquidated; or

         (b) distribute as soon as administratively feasible the assets remaining in the trust fund in a lump sum to Participants and beneficiaries in proportion to their respective Account balances.

         (c) In the event of termination, or partial termination, or a complete discontinuance of contributions under the Plan, the account balance of each affected Participant will be non-forfeitable.

11.03    Distribution Upon Sale of Subsidiary or Corporation Assets

         Upon termination of employment of a Participant with the Corporation as a result of the sale or disposition of (i) a Corporation subsidiary which is the employer of such Participant or (ii) substantially all of the assets used by the Corporation at the location where such Participant is employed;






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                              PERSONAL SAVINGS PLAN


         and provided that immediately after the sale or disposition the Corporation maintains an ownership interest in the acquiring company, if any, of less than 15%; and further provided that such Participant continues employment with the acquiring company; then such Participant may elect to receive a settlement of all assets in the Participant's Account at any time prior to attaining age 59-1/2, subject to Article VI, Section 6.04, but only if the distribution is made by the end of the second calendar year after the calendar year in which the sale or disposition occurred.